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                                                                     EXHIBIT 8.1


                   [Letterhead of Cravath, Swaine & Moore LLP]


                                                       September 26, 2003


                Post-Effective Amendment No. 6 on Form F-3 to the
                       Registration Statement on Form F-4

Ladies and Gentlemen:

      Reference is made to the Post-Effective Amendment No. 6 on Form F-3 to the Registration Statement on Form-4 (the "Registration Statement") of Vivendi Universal, S.A. a French societe anonyme ("Vivendi Universal"), relating to the exchange from time to time of non-voting exchangeable shares of Vivendi Universal Exchangeco Inc., a Canadian indirect subsidiary of Vivendi Universal, for ordinary shares of Vivendi Universal, represented by American Depositary Shares.

      We have participated in the preparation of the discussion set forth in the section entitled "TAX INFORMATION -- U.S. Federal Income Tax Considerations of Holding and Disposing of Vivendi Universal Ordinary Shares" in the Registration Statement. We are of opinion that such discussion, insofar as it relates to the United States Federal income tax consequences of holding and disposing of
Vivendi Universal ordinary shares, is accurate in all material respects.
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      Our opinion is based on current provisions of the Internal Revenue Code of
1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences that result from holding and disposing of Vivendi Universal ordinary shares. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to our firm name therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,




                                        /s/ Cravath, Swaine & Moore LLP




Vivendi Universal, S.A.
   42, avenue de Friedland
      75380 Paris cedex 08
         FRANCE

         Attention: Jean-Francois Dubos, Esq.

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